UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2015
PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Delaware	001-34066	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
120 South LaSalle Street Chicago, Illinois		60603 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 564-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company’s annual meeting of stockholders held on May 21, 2015, three matters were submitted to the Company’s stockholders. The voting results for each matter are listed below:

(1)	The election of ten directors for a one-year term ending at the annual meeting of stockholders to be held in 2016 or until their successors are duly elected and qualified:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Norman R. Bobins	66,222,900	4,358,199	3,511,296
Michelle L. Collins	70,161,467	419,632	3,511,296
James M. Guyette	69,516,404	1,064,695	3,511,296
Ralph B. Mandell	69,665,629	915,470	3,511,296
Cheryl Mayberry McKissack	69,742,057	839,042	3,511,296
James B. Nicholson	70,268,740	312,359	3,511,296
Edward W. Rabin	69,706,796	874,303	3,511,296
Larry D. Richman	69,816,532	764,567	3,511,296
William R. Rybak	69,729,267	851,832	3,511,296
Alejandro Silva	70,242,523	338,576	3,511,296

(2)	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain
72,983,883	1,030,027	78,485

(3)	A non-binding advisory vote to approve 2014 executive compensation:

For	Against	Abstain	Broker Non-Votes
68,801,296	1,423,206	356,597	3,511,296

Of the approximately 78.5 million shares eligible to vote as of the March 27, 2015 record date, approximately 74.1 million votes, or approximately 94.4 percent of the total shares outstanding, were represented at the meeting.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit	Description
99.1	Press Release dated May 21, 2015 (furnished to the SEC as part of this Form 8-K)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2015	PRIVATEBANCORP, INC.
By: /s/ Kevin M. Killips
Kevin M. Killips
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated May 21, 2015 (furnished with the SEC as part of this Form 8-K)